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                                                                  EXHIBIT 10(jj)

                            HEWLETT-PACKARD COMPANY
                          RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT, dated as of July 17, 1999 ("Grant Date") by and between Hewlett-Packard Company, a Delaware Corporation ("Company"), and 00547500 Carleton S. Fiorina ("Employee"), is entered into as follows:

     WHEREAS, the Company has established the Hewlett-Packard Company 1995 Incentive Stock Plan ("Plan"), a copy of which can be found on the Stock Options Web Site at: http://hpweb.corp.hp.com/publish/hwp/stock/stok-opt.htm or by written or telephonic request to the Company Secretary, and which Plan made a part hereof; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company ("Committee") determined that the Employee be granted shares of the Company's $1.00 par value Common Stock ("Stock") subject to the restrictions stated below, as reflected in the terms and conditions contained in the Employment Agreement by and between the Employee and the Company made as of July 17, 1999 (the "Employment Agreement") and as hereinafter set forth;

     NOW, THEREFORE, the parties hereby agree as follows:

1.   Grant of Stock.
     Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee 290,000 shares of Stock.

2.   Vesting Schedule.

     The interest of the Employee in the Stock shall vest as to one-third of such Stock on the first anniversary of the Grant Date, and as to an additional one-third on each succeeding anniversary date, so as to be 100% vested on the third anniversary thereof, conditioned upon the Employee's continued employment with the Company as of each vesting date. Notwithstanding the foregoing, the interest of the Employee in the Stock shall vest as to:

     (a) 100% of the then unvested Stock upon the Employee's termination of employment due to death, a "Disability Termination" (as defined in the Employment Agreement), involuntary termination by the Company other than for "Cause" (as defined in the Employment Agreement) or voluntary termination by the Employee for "Good Reason" (as defined in the Employment Agreement); or

     (b) 100% of the then unvested Stock upon a "Change of Control" (as defined in the Employment Agreement).

3.   Restrictions.

     (a) The Stock or rights granted hereunder may not be sold, pledged or otherwise transferred until the Stock becomes vested in accordance with Section 2. The period of time between the date hereof and the date Stock becomes vested is referred to herein as the "Restriction Period."

     (b) If the Employee's employment with the Company is terminated by the Company for Cause or voluntarily by the Employee (other than for Good Reason), the balance of the Stock subject to the provisions of this Agreement which have not vested at the time of the Employee's termination of employment shall be forfeited by the Employee, and ownership transferred back to the Company.

4.   Legend.

     All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legend:

     "The shares represented by this certificate are subject to an agreement between the Corporation and the registered holder, a copy of which is on file at the principal office of this Corporation."

5.   Escrow.

     The certificate or certificates evidencing the Stock subject hereto shall be delivered to and deposited with the Secretary of the Company as Escrow Agent in this transaction. The Stock may also be held in a restricted book entry account in the name of the Employee. Such certificates or such book entry shares are to be held by the Escrow Agent until termination of the Restriction Period, when they shall be released by said Escrow Agent to the Employee.

6.   Employee Shareholder Rights.

     During the Restriction Period, the Employee shall have all the rights of a shareholder with respect to the Stock except for the right to transfer the Stock, as set forth in Section 3 and except as set forth in Section 7. Accordingly, the Employee shall have the right to vote the Stock and to receive any cash dividends paid to or made with respect to the Stock.

7.   Changes in Stock.

     In the event that as a result of (a) any stock dividend, stock split or other change in the Stock, or (b) any merger or sale of all or substantially all of the assets of other acquisition of the Company, and by virtue of any such change the Employee shall in her capacity as owner of unvested shares of Stock which have been awarded to her (the "Prior Stock") be entitled to new or additional or different shares or securities,


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     such new or additional or different shares or securities shall thereupon be considered to be unvested Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

8.   Disability Termination or permanent and total disability of Employee.

     In the event of a Disability Termination or permanent and total disability of the Employee, any unpaid but vested Stock shall be paid to the Employee if legally competent or to a legally designated guardian or representative if the Employee is legally incompetent.

9.   Death of Employee.

     In the event of the Employee's death after the vesting date but prior to the payment of Stock, said Stock shall be paid to the Employee's estate or designated beneficiary.

10.  Taxes.

     The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock hereunder. The Employee may elect to satisfy such withholding tax obligation by having the Company retain Stock having a fair market value equal to the Company's minimum withholding obligation .

11. Miscellaneous.

     (a) The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     (b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

     (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at her address then on file with the Company.

     (d) Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Employee any right to remain in the employ of the Company.

     (e) This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

                                     HEWLETT-PACKARD COMPANY

                                     By /s/ Susan P.Orr
                                        ---------------
                                        Susan P.Orr
                                        Chairman of the Compensation Committee

                                     By /s/ Ann Baskins
                                        ---------------
                                        Ann Baskins
                                        Associate General Counsel

RETAIN THIS AGREEMENT FOR YOUR RECORDS

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